                                                                     EXHIBIT 3.1

               AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

                                      OF

                          BOSTON LIFE SCIENCES, INC.


          Boston Life Sciences, Inc. (the "Corporation), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

          1. The name of the Corporation is Boston Life Sciences, Inc. (the "Corporation"). The Corporation is the entity resulting from the merger of Boston Life Sciences, Inc., a Massachusetts corporation, with and into Greenwich Pharmaceuticals Incorporation, a Delaware corporation, on June 15, 1995. A Certificate of Merger was filed with the Secretary of State of Delaware on that date. The Corporation was originally incorporated on May 18, 1972 under the name "Strategic Medical Research Corp."

          2. This Amended and Restated Certificate of Incorporation amends and restates the Restated Certificate of Incorporation to restate the certificate of incorporation of the Corporation in its entirety in a single document.

          3. The text of the Restated Certificate of Incorporation is further amended and restated hereby to read as herein set forth in full:

                         "FIRST: The name of the corporation is Boston Life
               Sciences, Inc. (the "Corporation");

                         SECOND: Its registered office in the State of Delaware
               is to be located at 1209 Orange Street, Wilmington, Delaware 19801, County of New Castle. The registered agent at such address is The Corporation Trust Company.

                         THIRD: The nature of the business and objects and
               purposes for which the Corporation is organized are:

                         (a) To engage in research, exploration, laboratory, and development work relating to any material, substance, compound, or mixture now known or which may hereafter be known, discovered, or developed, and to perfect, develop, manufacture, use, apply, and generally to deal in and with any such material, substance, compound, or mixture, and to undertake, conduct, manage, assist, promote, and engage or participate in every kind of research or scientific experimental, design, or development work, including pure or basic research.

                         (b) To engage in the general business of purchasing, selling, licensing, distributing, developing, manufacturing or marketing of medical and pharmaceutical products of any kind whatsoever.

                         (c) To purchase, acquire, own, hold, lease, mortgage, encumber, sell and dispose of any and all kinds and character of property, real, personal and mixed (the foregoing particular enumeration in no sense being used by way of exclusion or limitation) and while the owner thereof, to exercise all the rights, powers and privileges of ownership, including in the case of stocks and shares, the rights to vote thereon.

                         (d) To borrow and lend money, with or without security, and to endorse or otherwise guarantee the obligations of others.

                         (e) To act as principal or agent for others and receive compensation for all services which it may render in the performance of its duties of an agency character.

                         (f) To engage in any and all business activities and pursuits as may be reasonably related to the foregoing.

                         (g) As provided in Section 102(a)(3) of the General Corporation Law of Delaware, to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

                         FOURTH:  The aggregate number of shares which the
               Corporation shall have authority to issue is 176,000,000 to be divided into (a) 175,000,000 shares of Common Stock, par value $.01 per share, (b) 1,000,000 shares of Preferred Stock, par value $.01 per share, of which 264,000 shares are designated as Series A Convertible Preferred Stock, par value $.01 per share, with the powers, preferences and other rights as described on Exhibit A attached hereto and made a part hereof.

                         The Board of Directors is hereby empowered to cause the
               Preferred Stock to be issued from time to time for such consideration as it may from time to time fix, and to cause such Preferred Stock to be issued in series with such voting powers, designations, preferences and relative, participating, optional or other special rights, if any, or the qualifications, limitations or restrictions thereof, as designated by the Board of Directors in the resolution providing for the issue of such series. Shares of Preferred Stock of any one series shall be identical in all respects.

                    FIFTH: In furtherance and not in limitation of the power conferred by statute, the Board of Directors is expressly authorized to make, repeal, alter, amend and rescind the By-laws of the Corporation.

                    SIXTH: No director of the Corporation shall be personally liable to the Corporation or any of its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, as the same exists or hereafter may be amended, or
          (iv) for any transaction from which the director derived an improper personal benefit. If the Delaware General Corporation Law hereafter is amended to authorize the further elimination or limitation of the liability of directors, then the liability of a director of the Corporation, in addition to the limitation on personal liability provided herein, shall be limited to the fullest extent permitted by the amended Delaware General Corporation Law. Any repeal or modification of this paragraph by the stockholders of the Corporation shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director of the Corporation existing at the time of such repeal or modification.

                    SEVENTH: Any action required or permitted to be taken at any annual or special meeting of stockholders may be taken only upon the vote of the stockholders at an annual or special meeting duly called and may not be taken by written consent of the stockholders. Special meetings of the stockholders of the Corporation for any purpose or purposes may be called at any time by the Board of Directors, the Chairman of the Board of Directors or the President of the Corporation. Special meetings of the stockholders of the Corporation may not be called by any other person or persons.

                    EIGHTH: This Amended and Restated Certificate of Incorporation may be amended by the affirmative vote of the majority of the shares entitled to vote on each such amendment."

          4. This Amended and Restated Certificate of Incorporation was duly adopted by the board of directors and by the stockholders in accordance with the provisions of Sections 242 and 245 of the Delaware General Corporation Law.

          IN WITNESS WHEREOF, Boston Life Sciences, Inc. has caused this Amended and Restated Certificate of Incorporation to be signed by the authorized officer this 28th of March 1996.

ATTEST:                                           BOSTON LIFE SCIENCES, INC.

By: /s/ Philip M. Shapiro                    By: /s/ George Eldridge
   ----------------------                       --------------------
                                                 Vice-President, Corporate
                                                 Development and Finance

              CERTIFICATE OF DESIGNATIONS, PREFERENCES AND RIGHTS


                                      OF

                     SERIES B CONVERTIBLE PREFERRED STOCK

                                      OF

                          BOSTON LIFE SCIENCES, INC.

                        (Pursuant to Section 151 of the
                       Delaware General Corporation Law)

                   _________________________________________


          BOSTON LIFE SCIENCES, INC., a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), hereby certifies that, pursuant to authority vested in the Board of Directors of the Corporation by Article Fourth of the Amended and Restated Certificate of Incorporation of the Corporation, the following resolution was adopted as of January 25, 1999 by the Board of Directors of the Corporation pursuant to Section 141 of the Delaware General Corporation Law:

          "RESOLVED that, pursuant to authority vested in the Board of Directors of the Corporation by Article Fourth of the Corporation's Amended and Restated Certificate of Incorporation, of the total authorized number of 1,000,000 shares of Preferred Stock, par value $0.01 per share, of the Corporation, there shall be designated a series of 475,000 shares that shall be issued in and constitute a single series to be known as "Series B Convertible Preferred Stock" (hereinafter called the "Series B Convertible Preferred Stock"). The shares of Series B Convertible Preferred Stock shares have the voting powers, designations, preferences and other special rights, and qualifications, limitations and restrictions thereof set forth below:

     1.   Dividends.  The holder of each share of Series B Convertible Preferred
          ---------
     Stock shall not be entitled to receive dividends in any fixed amount; provided, however, the holder of each share of Series B Convertible
     -----------------
     Preferred Stock shall be entitled to receive such dividends thereon as the Board of Directors may declare, if, as and when so declared. Such dividends on the Series B Convertible Preferred Stock shall not be cumulative and no right to such dividends shall accrue to holders of the Series B Convertible Preferred Stock unless and until declared by the Board of Directors. The holders of shares of the Series B Convertible Preferred Stock are entitled to share equally in any dividend, when, as and if declared by the Board on the Common Stock.

     2.   Liquidation.  In the event of any liquidation, dissolution or winding
          -----------
     up of the Corporation, whether voluntary or involuntary, after payment or provision for payment of debts and other liabilities of the Corporation, the holders of the shares of Series B Convertible Preferred Stock and the holders of shares of Series A Convertible Preferred Stock, before any distribution or payment is made upon any Common Stock, shall be entitled to receive on a pari-passu basis in accordance with their respective
                  ----------
     Preference Amounts (as hereinafter defined), (i) with respect to each share of Series A Convertible

     Preferred Stock an amount ("Series A Preference Amount") equal to the sum of (A) $130.00 (subject to equitable adjustment to reflect stock splits, stock combinations, stock dividends, recapitalizations, and like occurrences) and (B) all declared but unpaid dividends (if any) payable with respect to such shares, and (ii) with respect to each share of Series B Convertible Preferred ("Series B Preference Amount", and collectively the Series A Preference Amount and the Series B Preference Amount are sometimes hereinafter collectively referred to as the "Preference Amount") equal to the sum of (A) the "Original Issuance Price" per share, which shall mean $19.50 (subject to equitable adjustment to reflect stock splits, stock dividends, stock combinations, recapitalizations, and like occurrences) and
     (B) all declared but unpaid dividends (if any) payable with respect to such shares.

          If upon such liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the assets to be distributed among the holders of the Series A Convertible Preferred Stock and the Series B Convertible Preferred Stock of the Corporation shall be insufficient to permit payment to the holders of the full respective Preference Amount to which they shall be entitled, then the entire assets of the Corporation to be so distributed shall be distributed ratably among the holders of the Series A Convertible Preferred Stock and the Series B Convertible Preferred Stock based on the respective amounts that would be payable to them on or with respect to the shares of Series A Convertible Preferred Convertible Stock and Series B Preferred Convertible Stock held by them upon such distribution pursuant to this Section. Upon any such liquidation, dissolution or winding up of the Corporation after the holders of the Series B Convertible Preferred Stock and Series A Convertible Preferred Stock shall have been paid in full in accordance with the rights and preferences to which they are entitled, the remaining net assets of the Corporation shall be distributed ratably and exclusively to the holders of the Common Stock.

          Written notice of such liquidation, dissolution or winding up, stating a payment date, the amount of the Preference Amounts and the place where said sums shall be payable shall be given by mail, postage prepaid, not less than 30 or more than 60 days prior to the payment date stated therein, to the holders of record of the Series A Convertible Preferred Stock, Series B Convertible Preferred Stock and the Common Stock, such notice to be addressed to each stockholder at his post office address as shown by the records of the Corporation. Notwithstanding Section 3 below, holders of record of the Series B Convertible Preferred Stock shall have the right to convert their shares of Series B Convertible Preferred Stock into Common Stock at the then applicable Conversion Price prior to liquidation pursuant to the formula set forth in the first paragraph of Section 3A; holders shall comply with the procedures set forth in the third paragraph of
     Section 3A.

          For purposes of this Section with respect to the Series B Convertible Preferred Stock, a liquidation, dissolution or winding up of the Corporation shall be deemed to be occasioned by, or to include, (A) the acquisition of the Corporation by another entity by means of any transaction or series of related transactions (including, without limitation, any reorganization, merger or consolidation, but excluding any merger effected exclusively for the purpose of changing the domicile of the Corporation) in which outstanding shares of the Corporation are exchanged for securities or other consideration issued, or caused to be issued by the acquiring corporation or its subsidiary, or (B) a sale, lease, exchange or other transfer (in one transaction or a series of transactions) of all or substantially all of the assets of the Corporation, unless in each case the Corporation's stockholders of record as constituted
     ------
     immediately prior to such acquisition or sale will, immediately after such acquisition or sale (by virtue of securities issued as consideration for the Corporation's acquisition or sale or otherwise) hold at least 50% of the voting power of the surviving or acquiring entity.

          Whenever the distribution provided for in this Section shall be payable in property other than cash, the value of such property shall be the fair market value thereof as determined in good faith by not less than a majority of the Directors then serving on the Board of Directors of the Corporation.

          3.   Conversion.
               ----------

          3A.  Right to Convert.  Subject to the terms and conditions of this
               ----------------
     Section 3, the holder of any share or shares of Series B Convertible Preferred Stock shall have the right, at its option, to convert any such shares of Series B Convertible Preferred Stock into fully paid and nonassessable whole shares of Common Stock in accordance with this Section
     3. The holder may convert each share of Series B Convertible Preferred Stock into such number of shares of Common Stock as is obtained by dividing the Original Issuance Price by the Conversion Price (as hereinafter defined). The initial Conversion Price shall be eighty percent (80%) of the average Closing Bid Price of the Common Stock for the five Trading Days (as defined below) ending on the Trading Day that is one Trading Day prior to February 5, 1999; provided, however, that the initial Conversion Price
                       --------  -------
     may not be less than $3.50 nor greater than $4.00 (such price defined as the "Initial Conversion Price"). The Initial Conversion Price shall be subject to adjustment pursuant to Sections 3D and 3E below, with such price as last adjusted referred to herein as the "Conversion Price."

          In addition to the conversion rights of the holder outlined above, at any time commencing 270 days after the issuance of the Series B Convertible Preferred Stock, the holder has the option to convert Series B Convertible Preferred Stock at a conversion rate that produces a minimum rate of return to the holder of twenty-five percent (25%) in accordance with the formula ("Guaranteed Return Formula") set forth below.

          Under the Guaranteed Return Formula, each share of Series B Convertible Preferred Stock may be converted into such number of shares of Common Stock that produces a total value of Common Stock equal to one hundred and twenty five percent (125%) of the Original Issuance Price; provided, however, that no share of Series B Convertible Preferred Stock
     --------  -------
     shall be convertible into less than five (5) or more than ten (10) shares of Common Stock. The price per share to be used in determining such additional issuances of Common Stock (if any) will be the average Closing Bid Price for the five Trading Days ending on the Trading Day that is one Trading Day prior to the date of conversion. If the Corporation determines that the issuance of shares pursuant to this paragraph or pursuant to the first paragraph of this Section 3A, under applicable NASDAQ Stock Market requirements with respect to certain issues of Corporation securities convertible into 20% or more of the Corporation's Common Stock, requires shareholder approval, then, prior to any such issuance, the Corporation at its option may either (a) redeem the Series B Convertible Preferred Stock in accordance with the redemption procedures contained in Section 4 herein within fifteen (15) days after receipt of the conversion notice relating to the Series B Convertible Preferred Stock; or (b) may solicit and obtain within ninety
     (90) days after receipt of the conversion notice relating to the Series B Convertible Preferred Stock the necessary shareholder consent before any such shares are required to be issued. In the event that the Corporation is unable to obtain the necessary shareholder consent pursuant to (b) above within the time period allotted, after recommending and seeking such approval in good faith, then the corporation shall redeem the Series B Convertible Preferred Stock in accordance with the preceding sentence. In the event the Closing Bid Price for the Corporation's Common Stock is at any time from the date of issuance at or above $7.00 per share (subject to equitable adjustment to reflect stock splits, stock dividends, stock combinations, recapitalizations, and like occurrences) for five consecutive Trading Days (as defined below), the holder's right to the receive additional shares of Common Stock upon conversion pursuant to this paragraph shall terminate thereafter.

          The rights of conversion in this Section 3 shall be exercised by the holder thereof by giving written notice that the holder elects to convert a stated number of shares of Series B Convertible Preferred Stock into Common Stock and by surrender of a certificate or certificates for the shares so to be converted to the Corporation at its principal office (or such other office or agency of the Corporation as the Corporation may designate by notice in writing to the holder or holders of the Series B Convertible Preferred Stock) at any time during its usual business hours on the date set forth in such notice, together with a statement of the name or names (with address), subject to compliance with applicable laws to the extent such designation shall involve a transfer, in which the certificate or certificates for shares of Common Stock shall be issued.

          The "Closing Bid Price" for each trading day shall be the reported closing bid price on the NASDAQ Small-Cap Market or the NASDAQ National Market System (collectively referred to as, "NASDAQ") or, if the Common Stock is not quoted on NASDAQ, on the principal national securities exchange on which the Common Stock is listed or admitted to trading (based on the aggregate dollar value of all securities listed or admitted to trading) or, if not listed or admitted to trading on any national securities exchange or quoted on NASDAQ, the closing bid price in the over-the counter market as furnished by any NASD member firm selected from time to time by the Corporation for that purpose, or, if such prices are not available, the fair market value set by, or in a manner established by, the Board of Directors of the Corporation in good faith. "Trading day" shall mean a day on which the national securities exchange or NASDAQ used to determine the Closing Bid Price is open for the transaction of business or the reporting of trades or, if the Closing Bid Price is not so determined, a day on which NASDAQ is open for the transaction of business.

          3B.  Issuance of Certificates; Time Conversion Effected.  Subject to
               --------------------------------------------------
     the limitation on conversion set forth in second sentence of the third paragraph of Section 3A, promptly after the receipt by the Corporation of the written notice referred to in Subsection 3A and surrender of the certificate or certificates for the share or shares of the Series B Convertible Preferred Stock to be converted, the Corporation shall issue and deliver, or cause to be issued and delivered, to the holder, within three (3) business days, registered in such name or names as such holder may direct, subject to compliance with applicable laws to the extent such designation shall involve a transfer, a certificate or certificates for the number of whole shares of Common Stock issuable upon the conversion of such share or shares of Series B Convertible Preferred Stock. To the extent permitted by law, such conversion shall be deemed to have been effected and the Conversion Price shall be determined as of the close of business on the date on which such written notice shall have been received by the Corporation and the certificate or certificates for such share or shares shall have been surrendered as aforesaid, and at such time the rights of the holder of such share or shares of Series B Convertible Preferred Stock shall cease, and the person or persons in whose name or names any certificate or certificates for shares of Common Stock shall be issuable upon such conversion shall be deemed to have become the holder or holders of record of the shares represented thereby.

          3C.  Fractional Shares; Dividends; Partial Conversion.  No fractional
               ------------------------------------------------
     shares shall be issued upon conversion of the Series B Convertible Preferred Stock into Common Stock and the number of shares of Common Stock to be issued shall be rounded to the nearest whole share. In case the number of shares of Series B Convertible Preferred Stock represented by the certificate or certificates surrendered pursuant to Subsection 3A exceeds the number of shares converted, the Corporation shall upon such conversion, execute and deliver to the holder thereof, at the expense of the Corporation, a new certificate or certificates for the number of shares of Series B Convertible Preferred Stock represented by the certificate or certificates surrendered which are not to be converted.

          3D.  Adjustments to Conversion Price for Stock Dividends and
               -------------------------------------------------------
     Combinations or Subdivisions of Common Stock.  If the Company at any time
     --------------------------------------------
     or from time to time while shares of Series B Convertible Preferred Stock are issued and outstanding shall declare or pay, without consideration, any dividend on Common Stock payable in Common Stock, or shall effect a subdivision of the outstanding shares of Common Stock into a greater number of shares of Common Stock (by stock split, reclassification or otherwise than by payment of a dividend in Common Stock or in any right to acquire Common Stock), or if the outstanding shares of Common Stock shall be combined or consolidated, by reclassification or otherwise, into a lesser number of shares of Common Stock, then the Conversion Price for the Series B Convertible Preferred Stock in effect immediately before such event shall, concurrently with the effectiveness of such event, be proportionately decreased or increased, as appropriate. If the Company shall declare or pay, without consideration, any dividend on Common Stock payable in any right to acquire Common Stock for no consideration, then the Company shall be deemed to have made a dividend payable in Common Stock in an amount of shares equal to the maximum number of shares issuable upon exercise of such rights to acquire Common Stock.

          3E.  Adjustments for Reclassification and Reorganization.   If Common
               ---------------------------------------------------
     Stock issuable upon conversion of the Series B Convertible Preferred Stock shall be changed into the same or a different number of shares of any other class or classes of stock, whether by capital reorganization, reclassification or otherwise (other than a subdivision or combination of shares provided for in the preceding paragraph), the Conversion Price then in effect shall, concurrently with the effectiveness of such reorganization or reclassification, be proportionately adjusted so that the Series B Convertible Preferred Stock shall be convertible into, in lieu of the number of shares of Common Stock which the holders would otherwise have been entitled to receive, a number of shares of such other class or classes of stock equivalent to the number of shares of Common Stock that would have been subject to receipt by the holders upon conversion of the Series B Convertible Preferred Stock immediately before that change.

          3F.  Record Date.  In the event of any taking by the Corporation of a
               -----------
     record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend) or other distribution, any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right, the Corporation shall send by mail or courier against receipt to each holder of Series B Convertible Preferred Stock, at least ten (10) days prior to the date specified therein, a notice specifying the date on which any such record is to be taken for the purpose of such dividend, distribution or right, and the amount and character of such dividend, distribution or right.

          3G.  Notice of Adjustment.  Upon any adjustment of the Conversion
               --------------------
     Price, then and in each such case the Corporation shall give written notice thereof by first class mail, postage prepaid, addressed to each holder of shares of Series B Convertible Preferred Stock at the address of such holder as shown on the books of the Corporation, which notice shall be signed by the principal financial officer (or independent public accountant(s) of national standing) and shall state the Conversion Price resulting from such adjustment, setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based.

          3H.  Other Notices.  In case at any time:
               -------------

          (1) the Corporation shall declare any dividend upon its Common Stock payable in cash or stock or make any other distribution to the holders of its Common Stock;

          (2)  the Corporation shall offer for subscription pro rata to the
                                                            --- ----
     holders of its Common Stock any additional shares of stock of any class or other rights;

          (3) there shall be any capital reorganization or reclassification of the capital stock of the Corporation, or a consolidation or merger of the Corporation with, or a sale of all or substantially all its assets to, another corporation; or

          (4) there shall be a voluntary or involuntary dissolution, liquidation or winding up of the Corporation;

     then, in any one or more of said cases, the Corporation shall give, by first class mail, postage prepaid, addressed to each holder of any shares of Series B Convertible Preferred Stock at the address of such holder as shown on the books of the Corporation, (a) at least 15 days prior written notice of the date on which the books of the Corporation shall close or a record shall be taken for such dividend, distribution or subscription rights or for determining rights to vote in respect of any such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up, and (b) in the case of any such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up, at least 15 days prior written notice of the date when the same shall take place. Such notice in accordance with the foregoing clause (a) shall also specify, in the case of any such dividend, distribution or subscription rights, the date on which the holders of Common Stock shall be entitled thereto, and such notice in accordance with the foregoing clause (b) shall also specify the date on which the holders of Common Stock shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reorganization, reclassification consolidation, merger, sale, dissolution, liquidation or winding up, as the case may be.

          3I.  Stock to be Reserved.  The Corporation will at all times reserve
               --------------------
     and keep available out of its authorized but unissued Common Stock solely for the purpose of issuance upon the conversion of the Series B Convertible Preferred Stock as herein provided, such number of shares of Common Stock as shall then be issuable upon the conversion of all outstanding shares of Series B Convertible Preferred Stock, including shares issuable pursuant to
     Section 3A above. If at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Series B Convertible Preferred Stock, the Corporation will take such corporate action as may, in the opinion of counsel, be necessary to increase its authorized but unissued shares of the Common Stock to such number of shares as shall be sufficient for such purposes, including, without limitation, engaging in best efforts to obtain the requisite stockholder approval of any necessary amendment to these provisions. All shares of Common Stock which shall be so issued shall be duly and validly issued and fully paid and nonassessable and free from all taxes, liens and charges arising out of or by reason of the issue thereof and, without limiting the generality of the foregoing, the Corporation covenants that it will from time to time take all such action as may be requisite to assure that the par value per share of the Common Stock is at all times equal to or less than the effective Conversion Price. The Corporation will take all such action within its control as may be necessary on its part to assure that all such shares of Common Stock may be so issued without violation of any applicable law or regulation, or of any requirements of any national securities exchange upon which the Common Stock of the Corporation may be listed. The Corporation will not take any action which results in any adjustment of the Conversion Price if after such action the total number of shares of Common Stock issued and outstanding and thereafter issuable upon exercise of all options and conversion of Convertible Securities, including upon conversion of the Series B Convertible Preferred Stock, would exceed the total number of shares of Common Stock then authorized by the Corporation's Amended and Restated Certificate of Incorporation.

          3J.  No Reissuance of Series B Convertible Preferred Stock.  Shares of
               -----------------------------------------------------
     Series B Preferred Stock that are converted into shares of Common Stock as provided herein shall be permanently retired and shall not under any circumstances be reissued; and the Corporation may from time to time take such appropriate corporate action as may be necessary to reduce the number of authorized shares of Series B Convertible Preferred Stock accordingly.

          3K.  Issue Tax.  The issuance of certificates for shares of Common
               ---------
     Stock upon conversion of the Series B Convertible Preferred Stock shall be made without charge to the holders thereof for any issuance tax in respect thereof, provided that the Corporation shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any certificate in a name other than that of the holder of the Series B Convertible Preferred Stock which is being converted.

          3L.  Definition of Common Stock. As used in this Section 3, the term
               --------------------------
     "Common Stock" shall mean and include the Corporation's authorized Common Stock as constituted on the date of filing of this Certificate of Designations; provided, however, that such term, when used to describe the
                   --------  -------
     securities receivable upon conversion of shares of the Series B Convertible Preferred Stock of the Corporation, shall include only shares designated as Common Stock of the Corporation on the date of filing of this Certificate of Designations, any shares resulting from any combination or subdivision thereof referred to in this Section 3, or in case of any reorganization or reclassification of the outstanding shares thereof, the stock, securities or assets provided for in this Section 3.

     4.   Redemption.  The Series B Convertible Preferred Stock may be
          ----------
     redeemed by the Corporation at any time in exchange for a cash payment for each share of Series B Convertible Preferred Stock equal to the Original Issuance Price multiplied by one hundred and ten percent (110%). In addition to the foregoing cash payment, the Corporation will issue a number of warrants to purchase Common Stock (each, a "Redemption Warrant") equal to 2.5 multiplied by the number of shares of Series B Convertible Preferred Stock then held by the holder. Each Redemption Warrant will be substantially in the form of Exhibit A attached hereto. The cash payment
                                  ---------
     and additional warrant to be issued upon redemption are collectively referred to as the "Redemption Price." Redemption Warrants issued shall be exercisable at a price equal to the sum of (a) the Closing Bid Price (subject to adjustment under the same circumstances as which the Conversion Price would be adjusted) of the Common Stock for the Trading Day prior to the date on which the Corporation redeems shares of Series B Convertible Preferred Stock (the "Redemption Date), (b) plus $.25. Such Redemption Warrants shall be exercisable for a period of thirty six (36) months subsequent to their issuance and will contain all customary provisions. The Company will file a registration statement within sixty (60) days of the issuance of the Redemption Warrants so as to permit a resale of the shares of Common Stock underlying the Redemption Warrants.

          Not fewer than fifteen (15) days before the Redemption Date, written notice shall be given by registered or certified first class mail, return receipt requested, by a nationally recognized courier service, postage prepaid, or by personal delivery, addressed to the holders of record of the Series B Convertible Preferred Stock, such notice to be addressed to each such stockholder at his post office address as shown by the records of the Corporation, specifying the number of shares to be redeemed, the Redemption Price and the place and date of such redemption, which date shall not be a day on which banks in New York City are required or authorized to close. If such notice of redemption shall have been duly given and if on or before such Redemption Date the funds and securities necessary for redemption shall have been set aside so as to be and continue to be available therefor, then, notwithstanding that any certificate for shares of Series B Convertible Preferred Stock to be redeemed shall not have been surrendered for cancellation, after the close of business on such Redemption Date, the shares so called for redemption shall no longer be deemed outstanding, the dividends thereon shall cease to accrue, and all rights with respect to such shares shall forthwith after the close of business on the Redemption Date, cease, except only the right of the holders thereof to receive, upon presentation of the certificate representing shares so called for redemption, the Redemption Price therefor.

          Any shares of the Series B Convertible Preferred Stock redeemed pursuant to this Section 4 or otherwise acquired by the Corporation in any manner whatsoever shall be permanently retired and shall not under any circumstances be reissued; and the Corporation may from time to time take such appropriate corporate action as may be necessary to reduce the number of authorized shares of Series B Convertible Preferred Stock accordingly.

     5.   Voting - Series B Convertible Preferred Stock.  Except as required by
          ---------------------------------------------
     law or in Section 6 herein, all shares of Series B Convertible Preferred Stock shall be non-voting, and the holders thereof shall not be entitled to vote on any matters until such shares of Series B Convertible Stock are converted into shares of Common Stock. In addition, any shares of Series A Convertible Preferred Stock or Series B Convertible Preferred Stock held by the Corporation or any entity controlled by the Corporation shall not have voting rights hereunder and shall not be counted in determining the presence of quorum.

     6.   Restrictions.  At any time when shares of Series B Convertible
          ------------
     Preferred Stock are outstanding, and in addition to any other vote of stockholders required by law or by the Amended and Restated Certificate of Incorporation, without the prior consent of the holders of a majority of the outstanding Series B Convertible Preferred Stock, given in person or by proxy, either in writing or at a special meeting called for that purpose, at which meeting the holders of the shares of such Series B Convertible Preferred Stock shall vote together as a class, the Corporation will not:
     (i) issue any class or series of equity security ranking senior to the Series B Convertible Preferred Stock as to payments on liquidation or dividends of the Company; or (ii) amend the Amended and Restated Certificate of Incorporation or Bylaws in any manner that would impair or reduce the rights of the holders of the Series B Convertible Preferred Stock.

     7.   No Waiver.  Except as otherwise modified or provided for herein, the
          ---------
     holders of Series B Convertible Preferred Stock shall also be entitled to, and shall not be deemed to have waived, any other applicable rights granted to such holders under the Delaware General Corporation Law.

     8.   No Impairment.  The Corporation will not, by amendment of its Amended
          -------------
     and Restated Certificate of Incorporation or this Certificate of Designations through any reorganization, transfer of assets, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation but will at all time in good faith assist in the carrying out of all the provisions of this Certificate of Designations and in the taking of all such action as may be necessary or appropriate in order to protect the conversion rights and liquidation preferences granted hereunder of the holders of the Series B Convertible Preferred Stock against impairment.

     9.   Automatic Conversion.  Subject to the limitations on conversion set
          ---------------------
     forth herein, each share of Series B Convertible Preferred Stock issued and outstanding on February 5 , 2002 automatically shall be converted into shares of Common Stock at the then effective Conversion Price in accordance with, and subject to, the provisions of Section 3A hereof.

          IN WITNESS WHERFOF, this Certificate of Designations has been executed by the Corporation by its President as of this 5th day of February, 1999.


                                   BOSTON LIFE SCIENCES, INC.



                                   By: _____________________
                                       S. David Hillson
                                       President and Chief Executive Officer

                            CERTIFICATE OF DECREASE

                                      OF

                     SERIES B CONVERTIBLE PREFERRED STOCK

                                      OF

                          BOSTON LIFE SCIENCES, INC.


       (PURSUANT TO SECTION 151 OF THE DELAWARE GENERAL CORPORATION LAW)

          __________________________________________________________


          BOSTON LIFE SCIENCES, INC., a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), hereby certifies that, pursuant to Sections 141 and 151 of the Delaware General Corporation Law and the authority vested in the Board of Directors of the Corporation by Article Fourth of the Amended and Restated Certificate of Incorporation, the Board of Directors of the Corporation, by resolution dated February 17, 1999, at a telephonic meeting, did authorize and direct that the number of authorized shares of Preferred Stock designated as Series B Convertible Preferred Stock be reduced from 475,000 to 227,719, pursuant to the authority granted to them under Section 151(g) of the Delaware General Corporation Law.

          IN WITNESS WHEREOF, this Certificate of Designations has been executed and filed as of this 18/th/ day of February, 1999.


                                   BOSTON LIFE SCIENCES, INC.


                                   By:  /s/ Joseph P. Hernon
                                        -----------------------------
                                        Joseph P. Hernon
                                        Secretary, Vice President and
                                        Chief Financial Officer

              CERTIFICATE OF DESIGNATIONS, PREFERENCES AND RIGHTS

                                      OF

                     SERIES C CONVERTIBLE PREFERRED STOCK

                                      OF

                          BOSTON LIFE SCIENCES, INC.

                        (Pursuant to Section 151 of the
                       Delaware General Corporation Law)

                   _________________________________________


           BOSTON LIFE SCIENCES, INC., a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), hereby certifies that, pursuant to authority vested in the Board of Directors of the Corporation by Article Fourth of the Amended and Restated Certificate of Incorporation of the Corporation, the following resolution was adopted as of February 17, 1999 by the Board of Directors of the Corporation pursuant to Section 141 of the Delaware General Corporation Law:

           "RESOLVED that, pursuant to authority vested in the Board of Directors of the Corporation by Article Fourth of the Corporation's Amended and Restated Certificate of Incorporation, of the total authorized number of 1,000,000 shares of Preferred Stock, par value $0.01 per share, of the Corporation, there shall be designated a series of 475,000 shares that shall be issued in and constitute a single series to be known as "Series C Convertible Preferred Stock" (hereinafter called the "Series C Convertible Preferred Stock"). The shares of Series C Convertible Preferred Stock shares have the voting powers, designations, preferences and other special rights, and qualifications, limitations and restrictions thereof set forth below:

     1.   Dividends.  The holder of each share of Series C Convertible Preferred
          ---------
     Stock shall not be entitled to receive dividends in any fixed amount; provided, however, the holder of each share of Series C Convertible
     -----------------
     Preferred Stock shall be entitled to receive such dividends thereon as the Board of Directors may declare, if, as and when so declared. Such dividends on the Series C Convertible Preferred Stock shall not be cumulative and no right to such dividends shall accrue to holders of the Series C Convertible Preferred Stock unless and until declared by the Board of Directors. The holders of shares of the Series C Convertible Preferred Stock are entitled to share equally in any dividend, when, as and if declared by the Board on the Common Stock.

     2.   Liquidation.  In the event of any liquidation, dissolution or winding
          -----------
     up of the Corporation, whether voluntary or involuntary, after payment or provision for payment of debts and other liabilities of the Corporation, the holders of the shares of Series A Convertible Preferred Stock , the holders of shares of Series B Convertible Preferred Stock, and the holders of shares of Series C Convertible Preferred Stock, before any distribution or payment is made upon any Common Stock, shall be entitled to receive on a pari-passu basis in accordance with their respective Preference Amounts (as
     ----------
     hereinafter
     defined), (i) with respect to each share of Series A Convertible Preferred Stock an amount ("Series A Preference Amount") equal to the sum of (A) $130.00 (subject to equitable adjustment to reflect stock splits, stock combinations, stock dividends, recapitalizations, and like occurrences) and
     (B) all declared but unpaid dividends (if any) payable with respect to such shares, and (ii) with respect to each share of Series B Convertible Preferred Stock ("Series B Preference Amount") equal to the sum of (A) $19.50 (subject to equitable adjustment to reflect stock splits, stock dividends, stock combinations, recapitalizations, and like occurrences) and
     (B) all declared but unpaid dividends (if any) payable with respect to such shares, and (iii) with respect to each share of Series C Convertible Preferred ("Series C Preference Amount", and collectively the Series A Preference Amount, the Series B Preference Amount, and the Series C Preference Amount are sometimes hereinafter collectively referred to as the "Preference Amount") equal to the sum of (A) the "Original Issuance Price" per share, which shall mean $19.50 (subject to equitable adjustment to reflect stock splits, stock dividends, stock combinations, recapitalizations, and like occurrences) and (B) all declared but unpaid dividends (if any) payable with respect to such shares.

          If upon such liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the assets to be distributed among the holders of the Series A Convertible Preferred Stock, the Series B Convertible Preferred Stock and the Series C Convertible Preferred Stock of the Corporation shall be insufficient to permit payment to the holders of the full respective Preference Amount to which they shall be entitled, then the entire assets of the Corporation to be so distributed shall be distributed ratably among the holders of the Series A Convertible Preferred Stock, the Series B Convertible Preferred Stock and the Series C Convertible Preferred Stock based on the respective amounts that would be payable to them on or with respect to the shares of Series A Convertible Preferred Stock, Series B Convertible Preferred Stock and Series C Preferred Convertible Stock held by them upon such distribution pursuant to this Section. Upon any such liquidation, dissolution or winding up of the Corporation after the holders of the Series A Convertible Preferred Stock, Series B Convertible Preferred Stock, and Series C Convertible Preferred Stock shall have been paid in full in accordance with the rights and preferences to which they are entitled, the remaining net assets of the Corporation shall be distributed ratably and exclusively to the holders of the Common Stock.

          Written notice of such liquidation, dissolution or winding up, stating a payment date, the amount of the Preference Amounts and the place where said sums shall be payable shall be given by mail, postage prepaid, not less than 30 or more than 60 days prior to the payment date stated therein, to the holders of record of the Series A Convertible Preferred Stock, Series B Convertible Preferred Stock and Series C Convertible Preferred Stock and the Common Stock, such notice to be addressed to each stockholder at his post office address as shown by the records of the Corporation. Notwithstanding Section 3 below, holders of record of the Series C Convertible Preferred Stock shall have the right to convert their shares of Series C Convertible Preferred Stock into Common Stock at the then applicable Conversion Price prior to liquidation pursuant to the formula set forth in the first paragraph of Section 3A; holders shall comply with the procedures set forth in the fourth paragraph of Section 3A.

          For purposes of this Section with respect to the Series C Convertible Preferred Stock, a liquidation, dissolution or winding up of the Corporation shall be deemed to be occasioned by, or to include, (A) the acquisition of the Corporation by another entity by means of any transaction or series of related transactions (including, without limitation, any reorganization, merger or consolidation, but excluding any merger effected exclusively for the purpose of changing the domicile of the Corporation) in which outstanding shares of the Corporation are exchanged for securities or other consideration issued, or caused to be issued by the acquiring corporation or its subsidiary, or (B) a sale, lease, exchange or other transfer (in one transaction or a series of transactions) of all or substantially all of the assets of the Corporation, unless in each case the Corporation's
                                ------
     stockholders of record as constituted immediately prior to such acquisition or sale will, immediately after such acquisition or sale (by virtue of securities issued as consideration for the Corporation's acquisition or sale or otherwise) hold at least 50% of the voting power of the surviving or acquiring entity.

          Whenever the distribution provided for in this Section shall be payable in property other than cash, the value of such property shall be the fair market value thereof as determined in good faith by not less than a majority of the Directors then serving on the Board of Directors of the Corporation.

          3.   Conversion.
               ----------

          3A.  Right to Convert.  Subject to the terms and conditions of this
               ----------------
     Section 3, the holder of any share or shares of Series C Convertible Preferred Stock shall have the right, at its option, to convert any such shares of Series C Convertible Preferred Stock into fully paid and nonassessable whole shares of Common Stock in accordance with this Section
     3. The holder may convert each share of Series C Convertible Preferred Stock into such number of shares of Common Stock as is obtained by dividing the Original Issuance Price by the Conversion Price (as hereinafter defined). The initial Conversion Price shall be $3.90 (such price defined as the "Initial Conversion Price"). The Initial Conversion Price shall be subject to adjustment pursuant to Sections 3D and 3E below, with such price as last adjusted referred to herein as the "Conversion Price."

          In addition to the conversion rights of the holder outlined above, at any time commencing 270 days after the issuance of the Series C Convertible Preferred Stock, the holder has the option to convert Series C Convertible Preferred Stock at a conversion rate that produces a minimum rate of return to the holder of twenty-five percent (25%) in accordance with the formula ("Guaranteed Return Formula") set forth below.

          Under the Guaranteed Return Formula, each share of Series C Convertible Preferred Stock may be converted into such number of shares of Common Stock that produces a total value of Common Stock equal to one hundred and twenty five percent (125%) of the Original Issuance Price; provided, however, that no share of Series C Convertible Preferred Stock
     --------  -------
     shall be convertible into less than five (5) or more than ten (10) shares of Common Stock. The price per share to be used in determining such additional issuances of Common Stock (if any) will be the average Closing Bid Price for the five Trading Days (as defined below) ending on the Trading Day that is one Trading Day prior to the date of conversion. If the Corporation determines that the issuance of shares pursuant to this paragraph or pursuant to the first paragraph of this Section 3A, or pursuant to the first or third paragraph of Section 3A in the Certificate of Designations, Rights and Preferences for the Series B Convertible Preferred Stock of the Company, under applicable NASDAQ Stock Market requirements with respect to certain issues of Corporation securities convertible into 20% or more of the Corporation's Common Stock, requires stockholder approval, then, prior to any such issuance, the Corporation at its option may either (a) redeem the Series C Convertible Preferred Stock in accordance with the redemption procedures contained in Section 4 herein within fifteen (15) days after receipt of the conversion notice relating to the Series C Convertible Preferred Stock; or (b) may solicit and obtain within ninety (90) days after receipt of the conversion notice relating to the Series C Convertible Preferred Stock the necessary stockholder consent before any such shares are required to be issued. In the event that the Corporation is unable to obtain the necessary stockholder consent pursuant to (b) above within the time period allotted, after recommending and seeking such approval in good faith, then the corporation shall redeem the Series C Convertible Preferred Stock in accordance with the preceding sentence. Following the date on which the Securities and Exchange Commission declares effective a registration statement that permits the resale of the shares of Common Stock underlying the Series C Convertible Preferred Stock and while such registration statement remains in effect, in the event the Closing Bid Price for the Corporation's Common Stock is at or above $7.00 per share (subject to equitable adjustment to reflect stock splits, stock dividends, stock combinations, recapitalizations, and like occurrences) for five consecutive Trading Days (as defined below), the holder's right to receive additional shares of Common Stock upon conversion pursuant to this paragraph shall terminate thereafter.

          The rights of conversion in this Section 3 shall be exercised by the holder thereof by giving written notice that the holder elects to convert a stated number of shares of Series C Convertible Preferred Stock into Common Stock and by surrender of a certificate or certificates for the shares so to be converted to the Corporation at its principal office (or such other office or agency of the Corporation as the Corporation may designate by notice in writing to the holder or holders of the Series C Convertible Preferred Stock) at any time during its usual business hours on the date set forth in such notice, together with a statement of the name or names (with address), subject to compliance with applicable laws to the extent such designation shall involve a transfer, in which the certificate or certificates for shares of Common Stock shall be issued.

          The "Closing Bid Price" for each trading day shall be the reported closing bid price on the NASDAQ Small-Cap Market or the NASDAQ National Market System (collectively referred to as, "NASDAQ") or, if the Common Stock is not quoted on NASDAQ, on the principal national securities exchange on which the Common Stock is listed or admitted to trading (based on the aggregate dollar value of all securities listed or admitted to trading) or, if not listed or admitted to trading on any national securities exchange or quoted on NASDAQ, the closing bid price in the over-the counter market as furnished by any NASD member firm selected from time to time by the Corporation for that purpose, or, if such prices are not available, the fair market value set by, or in a manner established by, the Board of Directors of the Corporation in good faith. "Trading day" shall mean a day on which the national securities exchange or NASDAQ used to determine the Closing Bid Price is open for the transaction of business or the reporting of trades or, if the Closing Bid Price is not so determined, a day on which NASDAQ is open for the transaction of business.

          3B.  Issuance of Certificates; Time Conversion Effected.  Subject to
               --------------------------------------------------
     the limitation on conversion set forth in first sentence of the third paragraph of Section 3A, promptly after the receipt by the Corporation of the written notice referred to in Subsection 3A and surrender of the certificate or certificates for the share or shares of the Series C Convertible Preferred Stock to be converted, the Corporation shall issue and deliver, or cause to be issued and delivered, to the holder, within three (3) business days, registered in such name or names as such holder may direct, subject to compliance with applicable laws to the extent such designation shall involve a transfer, a certificate or certificates for the number of whole shares of Common Stock issuable upon the conversion of such share or shares of Series C Convertible Preferred Stock. To the extent permitted by law, such conversion shall be deemed to have been effected and the Conversion Price shall be determined as of the close of business on the date on which such written notice shall have been received by the Corporation and the certificate or certificates for such share or shares shall have been surrendered as aforesaid, and at such time the rights of the holder of such share or shares of Series C Convertible Preferred Stock shall cease, and the person or persons in whose name or names any certificate or certificates for shares of Common Stock shall be issuable upon such conversion shall be deemed to have become the holder or holders of record of the shares represented thereby.

          3C.  Fractional Shares; Dividends; Partial Conversion.  No fractional
               ------------------------------------------------
     shares shall be issued upon conversion of the Series C Convertible Preferred Stock into Common Stock and the number of shares of Common Stock to be issued shall be rounded to the nearest whole share. In case the number of shares of Series C Convertible Preferred Stock represented by the certificate or certificates surrendered pursuant to Subsection 3A exceeds the number of shares converted, the Corporation shall upon such conversion, execute and deliver to the holder thereof, at the expense of the Corporation, a new certificate or certificates for the number of shares of Series C Convertible Preferred Stock represented by the certificate or certificates surrendered which are not to be converted.


          3D.  Adjustments to Conversion Price for Stock Dividends and
               -------------------------------------------------------
     Combinations or Subdivisions of Common Stock.  If the Company at any time
     --------------------------------------------
     or from time to time while shares of Series C Convertible Preferred Stock are issued and outstanding shall declare or pay, without consideration, any dividend on Common Stock payable in Common Stock, or shall effect a subdivision of the outstanding shares of Common Stock into a greater number of shares of Common Stock (by stock split, reclassification or otherwise than by payment of a dividend in Common Stock or in any right to acquire Common Stock), or if the outstanding shares of Common Stock shall be combined or consolidated, by reclassification or otherwise, into a lesser number of shares of Common Stock, then the Conversion Price for the Series C Convertible Preferred Stock in effect immediately before such event shall, concurrently with the effectiveness of such event, be proportionately decreased or increased, as appropriate. If the Company shall declare or pay, without consideration, any dividend on Common Stock payable in any right to acquire Common Stock for no consideration, then the Company shall be deemed to have made a dividend payable in Common Stock in an amount of shares equal to the maximum number of shares issuable upon exercise of such rights to acquire Common Stock.

          3E.  Adjustments for Reclassification and Reorganization.  If Common
               ---------------------------------------------------
     Stock issuable upon conversion of the Series C Convertible Preferred Stock shall be changed into the same or a different number of shares of any other class or classes of stock, whether by capital reorganization, reclassification or otherwise (other than a subdivision or combination of shares provided for in the preceding paragraph), the Conversion Price then in effect shall, concurrently with the effectiveness of such reorganization or reclassification, be proportionately adjusted so that the Series C Convertible Preferred Stock shall be convertible into, in lieu of the number of shares of Common Stock which the holders would otherwise have been entitled to receive, a number of shares of such other class or classes of stock equivalent to the number of shares of Common Stock that would have been subject to receipt by the holders upon conversion of the Series C Convertible Preferred Stock immediately before that change.

          3F.  Record Date.  In the event of any taking by the Corporation of a
               -----------
     record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend) or other distribution, any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right, the Corporation shall send by mail or courier against receipt to each holder of Series C Convertible Preferred Stock, at least ten (10) days prior to the date specified therein, a notice specifying the date on which any such record is to be taken for the purpose of such dividend, distribution or right, and the amount and character of such dividend, distribution or right.

          3G.  Notice of Adjustment.  Upon any adjustment of the Conversion
               --------------------
     Price, then and in each such case the Corporation shall give written notice thereof by first class mail, postage prepaid, addressed to each holder of shares of Series C Convertible Preferred Stock at the address of such holder as shown on the books of the Corporation, which notice shall be signed by the principal financial officer (or independent public accountant(s) of national standing) and shall state the Conversion Price resulting from such adjustment, setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based.

          3H.  Other Notices.  In case at any time:
               -------------

          (1) the Corporation shall declare any dividend upon its Common Stock payable in cash or stock or make any other distribution to the holders of its Common Stock;

          (2)  the Corporation shall offer for subscription pro rata to the
                                                            --- ----
     holders of its Common Stock any additional shares of stock of any class or other rights;

          (3) there shall be any capital reorganization or reclassification of the capital stock of the Corporation, or a consolidation or merger of the Corporation with, or a sale of all or substantially all its assets to, another corporation; or

          (4) there shall be a voluntary or involuntary dissolution, liquidation or winding up of the Corporation;

     then, in any one or more of said cases, the Corporation shall give, by first class mail, postage prepaid, addressed to each holder of any shares of Series C Convertible Preferred

     Stock at the address of such holder as shown on the books of the Corporation, (a) at least 15 days prior written notice of the date on which the books of the Corporation shall close or a record shall be taken for such dividend, distribution or subscription rights or for determining rights to vote in respect of any such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up, and
     (b) in the case of any such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up, at least 15 days prior written notice of the date when the same shall take place. Such notice in accordance with the foregoing clause (a) shall also specify, in the case of any such dividend, distribution or subscription rights, the date on which the holders of Common Stock shall be entitled thereto, and such notice in accordance with the foregoing clause (b) shall also specify the date on which the holders of Common Stock shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reorganization, reclassification consolidation, merger, sale, dissolution, liquidation or winding up, as the case may be.

          3I.  Stock to be Reserved.  The Corporation will at all times reserve
               --------------------
     and keep available out of its authorized but unissued Common Stock solely for the purpose of issuance upon the conversion of the Series C Convertible Preferred Stock as herein provided, such number of shares of Common Stock as shall then be issuable upon the conversion of all outstanding shares of Series C Convertible Preferred Stock, including shares issuable pursuant to
     Section 3A above. If at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Series C Convertible Preferred Stock, the Corporation will take such corporate action as may, in the opinion of counsel, be necessary to increase its authorized but unissued shares of the Common Stock to such number of shares as shall be sufficient for such purposes, including, without limitation, engaging in best efforts to obtain the requisite stockholder approval of any necessary amendment to these provisions. All shares of Common Stock which shall be so issued shall be duly and validly issued and fully paid and nonassessable and free from all taxes, liens and charges arising out of or by reason of the issue thereof and, without limiting the generality of the foregoing, the Corporation covenants that it will from time to time take all such action as may be requisite to assure that the par value per share of the Common Stock is at all times equal to or less than the effective Conversion Price. The Corporation will take all such action within its control as may be necessary on its part to assure that all such shares of Common Stock may be so issued without violation of any applicable law or regulation, or of any requirements of any national securities exchange upon which the Common Stock of the Corporation may be listed. The Corporation will not take any action which results in any adjustment of the Conversion Price if after such action the total number of shares of Common Stock issued and outstanding and thereafter issuable upon exercise of all options and conversion of Convertible Securities, including upon conversion of the Series C Convertible Preferred Stock, would exceed the total number of shares of Common Stock then authorized by the Corporation's Amended and Restated Certificate of Incorporation.

          3J.  No Reissuance of Series C Convertible Preferred Stock.  Shares of
               -----------------------------------------------------
     Series C Preferred Stock that are converted into shares of Common Stock as provided herein shall be permanently retired and shall not under any circumstances be reissued; and the Corporation may from time to time take such appropriate corporate action as may be necessary to reduce the number of authorized shares of Series C Convertible Preferred Stock accordingly.

          3K.  Issue Tax.  The issuance of certificates for shares of Common
               ---------
     Stock upon conversion of the Series C Convertible Preferred Stock shall be made without charge to the holders thereof for any issuance tax in respect thereof, provided that the Corporation shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any certificate in a name other than that of the holder of the Series C Convertible Preferred Stock which is being converted.

          3L.  Definition of Common Stock. As used in this Section 3, the term
               --------------------------
     "Common Stock" shall mean and include the Corporation's authorized Common Stock as constituted on the date of filing of this Certificate of Designations; provided, however, that such term, when used to describe the
                   --------  -------
     securities receivable upon conversion of shares of the Series C Convertible Preferred Stock of the Corporation, shall include only shares designated as Common Stock of the Corporation on the date of filing of this Certificate of Designations, any shares resulting from any combination or subdivision thereof referred to in this Section 3, or in case of any reorganization or reclassification of the outstanding shares thereof, the stock, securities or assets provided for in this Section 3.

     4.   Redemption. The Series C Convertible Preferred Stock may be redeemed
          ----------
     by the Corporation at any time in exchange for a cash payment for each share of Series C Convertible Preferred Stock equal to the Original Issuance Price multiplied by one hundred and ten percent (110%). In addition to the foregoing cash payment, the Corporation will issue a number of warrants to purchase Common Stock (each, a "Redemption Warrant") equal to 2.5 multiplied by the number of shares of Series C Convertible Preferred Stock then held by the holder. Each Redemption Warrant will be substantially in the form of Exhibit A attached hereto. The cash payment
                                  ---------
     and additional warrant to be issued upon redemption are collectively referred to as the "Redemption Price." Redemption Warrants issued shall be exercisable at a price equal to the sum of (a) the Closing Bid Price (subject to adjustment under the same circumstances as which the Conversion Price would be adjusted) of the Common Stock for the Trading Day prior to the date on which the Corporation redeems shares of Series C Convertible Preferred Stock (the "Redemption Date), (b) plus $.25. Such Redemption Warrants shall be exercisable for a period of thirty six (36) months subsequent to their issuance and will contain all customary provisions. The Corporation will file a registration statement with the Securities and Exchange Commission within sixty (60) days of the issuance of the Redemption Warrants so as to permit a resale of the shares of Common Stock underlying the Redemption Warrants.

          Not fewer than fifteen (15) days before the Redemption Date, written notice shall be given by registered or certified first class mail, return receipt requested, by a nationally recognized courier service, postage prepaid, or by personal delivery, addressed to the holders of record of the Series C Convertible Preferred Stock, such notice to be addressed to each such stockholder at his post office address as shown by the records of the Corporation, specifying the number of shares to be redeemed, the Redemption Price and the place and date of such redemption, which date shall not be a day on which banks in New York City are required or authorized to close. If such notice of redemption shall have been duly given and if on or before such Redemption Date the funds and securities necessary for redemption shall have been set aside so as to be and continue to be available therefor, then, notwithstanding that any certificate for shares of Series C Convertible Preferred Stock to be redeemed shall not have been surrendered for cancellation, after the close of business on such Redemption Date, the shares so called for redemption shall no longer be deemed outstanding, the dividends thereon shall cease to accrue, and all rights with respect to such shares shall forthwith after the close of business on the Redemption Date, cease, except only the right of the holders thereof to receive, upon presentation of the certificate representing shares so called for redemption, the Redemption Price therefor.

        Any shares of the Series C Convertible Preferred Stock redeemed pursuant to this Section 4 or otherwise acquired by the Corporation in any manner whatsoever shall be permanently retired and shall not under any circumstances be reissued; and the Corporation may from time to time take such appropriate corporate action as may be necessary to reduce the number of authorized shares of Series C Convertible Preferred Stock accordingly.

     5.   Voting - Series C Convertible Preferred Stock.  Except as required by
          ---------------------------------------------
     law or in Section 6 herein, all shares of Series C Convertible Preferred Stock shall be non-voting, and the holders thereof shall not be entitled to vote on any matters until such shares of Series C Convertible Stock are converted into shares of Common Stock. In addition, any shares of Series A Convertible Preferred Stock, Series B Convertible Preferred Stock or Series C Convertible Preferred Stock held by the Corporation or any entity controlled by the Corporation shall not have voting rights hereunder and shall not be counted in determining the presence of quorum.

     6.   Restrictions. At any time when shares of Series C Convertible
          ------------
     Preferred Stock are outstanding, and in addition to any other vote of stockholders required by law or by the Amended and Restated Certificate of Incorporation, without the prior consent of the holders of a majority of the outstanding Series C Convertible Preferred Stock, given in person or by proxy, either in writing or at a special meeting called for that purpose, at which meeting the holders of the shares of such Series C Convertible Preferred Stock shall vote together as a class, the Corporation will not:
     (i) issue any class or series of equity security ranking senior to the Series C Convertible Preferred Stock as to payments on liquidation or dividends of the Company; or (ii) amend the Amended and Restated Certificate of Incorporation or Bylaws in any manner that would impair or reduce the rights of the holders of the Series C Convertible Preferred Stock.

     7.   No Waiver.  Except as otherwise modified or provided for herein, the
          ---------
     holders of Series C Convertible Preferred Stock shall also be entitled to, and shall not be deemed to have waived, any other applicable rights granted to such holders under the Delaware General Corporation Law.

     8.   No Impairment.  The Corporation will not, by amendment of its Amended
          -------------
     and Restated Certificate of Incorporation or this Certificate of Designations through any reorganization, transfer of assets, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation but will at all times in good faith assist in the carrying out of all the provisions of this Certificate of

     Designations and in the taking of all such action as may be necessary or appropriate in order to protect the conversion rights and liquidation preferences granted hereunder of the holders of the Series C Convertible Preferred Stock against impairment.

     9.   Automatic Conversion.  Subject to the limitations on conversion set
          ---------------------
     forth herein, each share of Series C Convertible Preferred Stock issued and outstanding on February 18, 2002 automatically shall be converted into shares of Common Stock at the then effective Conversion Price in accordance with, and subject to, the provisions of Section 3A hereof.

          IN WITNESS WHEREOF, this Certificate of Designations has been executed by the Corporation by its President as of this __th day of February, 1999.


                           BOSTON LIFE SCIENCES, INC.



                              By: _________________________
                                  Joseph P. Hernon
                                  Secretary, Vice President and
                                  Chief Financial Officer

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